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                                                                    EXHIBIT 5.1











                                October 14, 1998


eSoft, Inc.
5335 Sterling Drive, Suite C
Boulder, Colorado 80301



         Re: Sale of Common Stock Pursuant to Registration Statement on Form S-8 Covering Equity Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to eSoft, Inc. (the "Company") in connection with the registration by the Company of 900,000 shares of Common Stock, $.01 par value (the "Shares"), described in the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission concurrently herewith. The Shares have been or may be issued by the Company pursuant to the Company's Equity Incentive Plan (the "Plan"), which provides for the possible grant of shares of Common Stock or options to acquire shares of Common Stock of the Company in accordance with the Plan. In such connection we have examined certain corporate records and proceedings of the Company, including actions taken by the Company's Board of Directors in respect of the authorization and issuance of the Shares to meet the requirements of the Plan, and such other matters as we deemed appropriate.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of capital stock of the Company.

         We hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the Securities and Exchange Commission.

                                             Very truly yours,

                                             /s/ DAVIS, GRAHAM & STUBBS LLP
                                             DAVIS, GRAHAM & STUBBS LLP